UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2005

Guilford Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6611 Tributary Street, Baltimore, Maryland		21224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-631-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2005, Guilford Pharmaceuticals Inc. (the "Company") entered into a Separation Agreement and General Release (the "Separation Agreement") with Nancy J. Linck, the Company's former Senior Vice President, Intellectual Property and Regulatory Affairs, and Chief Compliance Counsel. The Separation Agreement provides that Ms. Linck's employment with the Company will terminate upon the close of business on April 20, 2005. Pursuant to the terms of the Separation Agreement, Ms. Linck will be paid a total severance of $264,805, payable in acordance with the Company's standard payroll processes. Additionally, Ms. Linck's employee medical benefits will continue until April 30, 2005, after which time she will be eligible to enroll in COBRA benefits at the Company's expense. The Separation Agreement also provides that Ms. Linck will be eligible to participate in up to 12 months of outplacement support, will receive a maximum reimbursement of $5,000 for tax preparation fees for each of her 2004 and 2005 tax returns, will obtain ownership of her Company laptop computer, and will receive a cash payment of $17,288.71 for her accrued and unused vacation time.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is included in Item 9.01 of this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1--Separation Agreement and General Release between Guilford Pharmaceuticals Inc. and Nancy J. Linck.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

April 20, 2005	By:	Asher M. Rubin

Name: Asher M. Rubin
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release between Guilford Pharmaceuticals Inc. and Nancy J. Linck